UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2012

Atlas Energy, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-32953	43-2094238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA		15275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 25, 2012, Atlas Resource Partners, L.P. (“ARP”), a majority-owned subsidiary of Atlas Energy, L.P. (the “Partnership”), and Titan Merger Sub, LLC, an indirect wholly owned subsidiary of ARP (“MergerCo”), completed the previously announced merger (the “Merger”) with Titan Operating, LLC (“Titan”) pursuant to which MergerCo merged with and into Titan, with Titan continuing as the surviving company and an indirect wholly owned subsidiary of ARP renamed Atlas Barnett, LLC (“Atlas Barnett”). Atlas Barnett owns interests in approximately 52 natural gas proved developed wells and approximately 250 Bcfe of proved reserves and 700 Bcfe of proved, probable and possible reserves and associated assets in the Barnett Shale, in each case located in Bend Arch—Fort Worth Basin in North Texas.

In connection with the Merger, each holder of the Class A Units of Titan received its pro rata share of the merger consideration (the “Merger Consideration”), consisting of 3,841,721 common units and 3,841,721 newly-created convertible Class B preferred units of ARP and approximately $15.4 million in cash for closing adjustments. The Merger Consideration is subject to certain post-closing adjustments, and any difference between the Merger Consideration delivered at the closing and the final Merger Consideration will be settled by delivery by the owing party to the owed party of common units and preferred units with a value equal to the difference, determined based on a per unit price of $26.03 (based on the volume weighted average trading price for common units for the 10-day period ended May 15, 2012 of $26.03). The common units and preferred units were, and any additional units issued as a result of post-closing adjustments will be, issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

The Merger Agreement was filed by ARP as Exhibit 2.1 to its Current Report on Form 8-K filed on May 21, 2012.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The Partnership will file any financial statements required to be filed in connection with the Merger within the time period set forth in the Securities Exchange Act of 1934 and rules promulgated thereunder.

(b)	Pro Forma Financial Information

The Partnership will file any financial statements required to be filed in connection with the Merger within the time period set forth in the Securities Exchange Act of 1934 and rules promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 26, 2012	ATLAS ENERGY, L.P.

	By:	Atlas Energy GP, LLC, its general partner

	By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Its:	Chief Financial Officer

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